Exhibit (a)(i)

ATLAS COPCO AB

AND

CITIBANK, N.A.,
As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES

Second Amended and Restated Deposit Agreement

Dated _________________, 2021

TABLE OF CONTENTS

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SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of _____________, 2021, among Atlas Copco AB, a corporation organized and existing under the laws of Sweden (the “Company”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary previously entered into a Deposit Agreement, dated as of November 9, 1990, as amended and restated as of September 19, 1995, to provide, for the deposit of Class B Shares (“Class B Shares”), of the Company from time to time with the Depositary or with the Custodian(s), for the purposes set forth in the Deposit Agreement, for the creation of American Depositary Shares representing the Class B Shares so deposited and for the execution and delivery of American Depositary Receipts which may represent the American Depositary Shares; and

WHEREAS, the Company and the Depositary now desire to further amend and restate such agreement.

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in the Deposit Agreement:

SECTION 1.01.                    “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

SECTION 1.02.                    “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement (as hereinafter defined) in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

SECTION 1.03.                    “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.11. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent the right to receive, subject to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), one (1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.04 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, subject to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), the Deposited Securities determined in accordance with the terms of such Sections.

SECTION 1.04.                    “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

SECTION 1.05.                    “Certificated ADS(s)” shall have the meaning set forth in Section 2.11.

SECTION 1.06.                    “Class B Shares” or “Shares” shall mean the Company’s Class B shares, no par value per share, validly issued and outstanding and fully paid and may, if the Depositary and the Company agree, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.09 in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

SECTION 1.07.                    “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.08.                    “Company” shall mean Atlas Copco AB, a corporation organized and existing under the laws of Sweden, having its registered office at S-10523 Stockholm, Sweden, and its successors.

SECTION 1.09.                    “Custodian; Custodians” shall mean, as of the date hereof, Citibank Europe plc as custodian and agent of the Depositary for the purposes of the Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05, as a substitute or an additional custodian or custodians hereunder, as the context shall require and the term “Custodian” shall mean all of them, collectively.

SECTION 1.10.                    “Deposit, Surrender, Delivery” The terms “deposit”, “surrender” or “delivery”, when used with respect to Class B Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under Swedish law to effect transfers of securities (which may but need not be Euroclear Sweden), and not to the physical transfer of certificates representing the Class B Shares. The terms “Deliver” and “Delivery”, when used in respect of ADSs, means either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

SECTION 1.11.                    “Deposit Agreement” shall mean this Second Amended and Restated Deposit Agreement as it may from time to time be amended and supplemented in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.12.                    “Depositary” shall mean Citibank, N.A., a national banking association incorporated under the laws of the United States of America, and any successor as depositary hereunder.

SECTION 1.13.                    “Deposited Securities” shall mean Class B Shares at such time deposited under the Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06. All Deposited Securities shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Securities. The Deposited Securities are not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Securities.

SECTION 1.14.                    “Dollars; Kronor, Krona, SEK” The term “Dollars” shall mean United States Dollars. The term “Kronor”, “Krona” or “SEK” shall mean Swedish kronor.

SECTION 1.15.                    “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.16.                    “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

SECTION 1.17.                    “Euroclear Sweden” shall mean Euroclear Sweden, AB, a company organized under the Swedish Companies Act of 1975, which carries out the duties of the registrar for nearly all Swedish companies listed on the stock exchange in Sweden, including the Company.

SECTION 1.18.                     “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19.                     “Holder(s)” shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Deposit Agreement.

SECTION 1.20.                    “Nominee” The term “Nominee” when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under the Deposit Agreement. The Nominee shall perform in whatever capacity and to whatever extent under the Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or other facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or other facsimile transmission.

SECTION 1.21.                    “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Share(s)” shall have the respective meanings set forth in Section 2.10.

SECTION 1.22.                    “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

SECTION 1.23.                    “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

SECTION 1.24.                    “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall mean set forth in Section 2.12.

SECTION 1.25.                    “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Sweden, or under a shareholder agreement or the Articles of Association of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

SECTION 1.26.                    “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.27.                    “Sweden” shall mean the Kingdom of Sweden.

SECTION 1.28.                    “Uncertificated ADS(s)” shall mean set forth in Section 2.11.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF CLASS B SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.                    Form and Transferability of Receipts. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to the Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered. The Depositary shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Deposit Agreement as may be necessary (i) to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded, (iii) to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

Title to a Receipt (and to each Certificated ADS evidenced thereby), when, in the case of Certificated ADSs, such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”). As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

SECTION 2.02.                    Deposit of Class B Shares. Subject to the terms and conditions of the Deposit Agreement, Class B Shares may be deposited by any person including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of the Deposit Agreement, and, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order for the number of American Depositary Shares representing the Class B Shares so deposited. No Class B Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental agency in Sweden, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Class B Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of the Class B Shares, which may but need not be Euroclear Sweden) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Class B Shares or to receive other property which any person in whose name the Class B Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Class B Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Class B Shares, and for the account of such holder, the Depositary may receive Class B Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Class B Shares to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of Class B Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, request the Company (or the appointed agent of the Company for transfer and registration of the Class B Shares, which may but need not be Euroclear Sweden) to transfer and record the Class B Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

The Nominee may be a Custodian or another Swedish entity entitled to act as nominee under relevant Swedish laws and regulations.

SECTION 2.03.                    Issuance of ADSs. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of the Class B Shares, which may but need not be Euroclear Sweden) are open, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for transfer and registration of the Class B Shares, which may but need not be Euroclear Sweden) satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company (or the appointed agent of the Company for transfer and registration of the Class B Shares, which may but need not be Euroclear Sweden) in the name of the Depositary or its Nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order the American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be issued to such person or persons. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver Receipt(s) at its Principal Office registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs (as set forth in Section 5.09 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.

SECTION 2.04.                    Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts (and of the ADSs represented thereby) on its transfer books, upon any surrender of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York, and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts (and of the ADSs represented thereby) for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05.                    Surrender of ADSs and Withdrawal of Class B Shares. Upon Delivery at the Principal Office of the Depositary of ADSs (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts (as set forth in Section 5.09 and Exhibit B hereto) and subject to the terms and conditions of the Deposit Agreement, the Holder of such ADSs shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by such ADS. Delivery of such Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

Upon satisfaction of each of the conditions specified above, the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.

SECTION 2.06.                    Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or ADS or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or ADS of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Class B Shares being deposited or withdrawn) and payment of any applicable fees as herein provided in Section 5.09 and Exhibit B, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to Receipts, ADSs or to the withdrawal of Deposited Securities.

The issuance of ADSs against deposits of Class B Shares generally or against deposits of particular Class B Shares may be suspended, or the issuance of ADSs against the deposit of particular Class B Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees; taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to ADSs or to the withdrawal of the Deposited Securities and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Class B Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class B Shares, except as provided in Section 2.12 hereof.

SECTION 2.07.                    Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be reasonably required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.08.                    Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate). The Depositary agrees to maintain records of all Receipts surrendered and the Shares withdrawn, substitute Receipts delivered and canceled or destroyed Receipts as required by the regulations governing the stock transfer industry. Upon the request of the Company, the Depositary shall provide a copy of such records to the Company.

SECTION 2.09.                    Escheatment. In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

SECTION 2.10.                    Partial Entitlement ADSs. In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs representing Partial Entitlement Shares which are separate and distinct from the ADSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing ADRs evidencing such ADSs with applicable notations thereon (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.10. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.10. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

SECTION 2.11.                    Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of

Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit

Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.03, 4.04, 4.05, and 4.09, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.11. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.11. Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.11 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.11) and (b) the terms of this Section 2.11, the terms and conditions set forth in this Section 2.11 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

SECTION 2.12.                    Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.12, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the

Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth in this Section 2.12 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.12) and (b) the terms of (i) this Section 2.12 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.12 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.12 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.12 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.                    Filing Proofs, Certificates and Other Information. Any person presenting Class B Shares for deposit or any Holder and any Beneficial Owner of ADSs may be required from time to time to file such proof of citizenship residence, or exchange control approval, to provide information relating to the registration on the books of the Company of the Class B Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval which it receives.

SECTION 3.02.                    Liability for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities evidenced by any ADS or ADR, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner to the Depositary. The Depositary may refuse to effect any transfer of such ADSs or ADR or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such ADS or ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner remaining liable for any deficiency.

SECTION 3.03.                    Warranties on Deposit of Class B Shares. Each person depositing Class B Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.12), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.04.                    Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement or any ADR, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable provisions of Swedish law and of the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner exceeding any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable provisions of Swedish law or of the Articles of Association of the Company. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.04.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.01.                    Appointment of Depositary; Power of Attorney. The Company hereby confirms its appointment of the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

SECTION 4.02.                    Cash Distributions; Withholding. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Custodian shall, subject to the provisions of Section 4.06, convert such dividend or distribution into Dollars and shall remit the amount thus received to the Depositary which shall distribute such amount to the Holders of ADSs entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash-distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of ADSs a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Sweden all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

SECTION 4.03.                    Distributions Other Than Cash or Class B Shares. Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Whenever the Custodian shall receive any distribution other than cash or Class B Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of ADSs entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be practicable, the Depositary may, in consultation with the Company, adopt such method as it may deem practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash.

SECTION 4.04.                    Distributions in Class B Shares. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Class B Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding ADSs entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs representing the number of Class B Shares received as such dividend or free distribution. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the number of Class B Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional ADSs are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Class B Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.05.                    Rights. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. The Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of ADSs or in disposing of such rights on behalf of such Holders and making the net proceeds available in Dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)                 If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to Holders of ADSs by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)              If at the time of the offering of any rights the Depositary determines that it is not lawful or not practicable to make such rights available to holders of ADSs by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sale for account of the Holders of ADSs otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADSs, or otherwise.

If registration under the Securities Act of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of ADSs and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of ADSs unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such ADSs are exempt from registration under the provisions of the Securities Act.

SECTION 4.06.                    Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the fees and charges set forth in the Fee Schedule attached hereto as Exhibit B, and applicable taxes withheld) in accordance with the terms of the applicable sections of the Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

SECTION 4.07.                    Fixing of Record Date. Whenever any cash dividend or other cash distribution or any distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Class B Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be as near as practicable to the payment date for Class B Shares set by the Company, if any) for the determination of the Holders of ADSs who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of the Deposit Agreement, the Holders of ADSs on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.08.                    Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Class B Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 and shall distribute to the Holders of record as of such record date a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company and shall be governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Class B Shares or other Deposited Securities represented by their ADSs, and (c) a brief statement as to the manner in which such instructions may be given. The Company has informed the Depositary that, as of the date of the Deposit Agreement, a precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company and gives notice of this intention to attend the meeting, in person or by proxy, in each case, not later than a date specified in the notice convening the meeting. To enable Holders to satisfy these requirements, Holders of record will be entitled to deposit their ADSs in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Class B Shares to be registered in the Holder’s name and to give notice to the Company of the Holder’s intention to attend the meeting and to vote the Class B Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of ADSs who deposits his ADSs in a blocked account with the Depositary and who instructs a Custodian to register in the Holder’s name the equivalent underlying Class B Shares for the purpose of voting such Class B Shares at any meeting of holders of Class B Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Class B Shares in the name in which such Class B Shares were previously registered and to release to the Holder from the blocked account the ADSs representing such Class B Shares. Upon the instruction of a Holder of a ADSs on such record date, received on or before the date established by the Depositary for such purpose (and timely receipt of the applicable ADSs for blocking), the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Class B Shares or other Deposited Securities evidenced by such ADSs in accordance with the instructions set forth in such request.

The Depositary agrees not to vote the Class B Shares or other Deposited Securities evidenced by ADSs unless it receives instructions from the Holder of such ADSs.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

SECTION 4.09.                    Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new ADSs are issued pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, issue additional ADSs as in the case of a stock dividend on the Class B Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company’s expense, in writing to all Holders of ADSs.

SECTION 4.10.                    Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

SECTION 4.11.                    Reports. The Depositary shall make available for inspection by Holders of ADSs at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of ADSs copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act, such reports and communications shall be in English.

In addition, upon the express written request of the Company, the Depositary agrees to furnish, without, however, thereby relieving the Company of its obligation under the Exchange Act, to do so, and without incurring any liability for failure to do so, to the Commission copies of any specified annual or other periodic reports and other notices or communications which the Depositary receives from the Company.

SECTION 4.12.                    Lists of Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, (i) of the names, addresses and holdings of ADSs of all Holders, and (ii) to the extent available, at the Company’s expense, Beneficial Owners.

SECTION 4.13.                    Withholding; Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Class B Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Class B Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefits of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (e.g., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.                    Maintenance of Office and Transfer Books by the Depositary. Until termination of the Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-ups of ADS(s) and, if applicable, the ADRs, in each case in accordance with the provisions of the Deposit Agreement.

The Depositary shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders of ADSs, provided that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Holders of ADSs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.02.                    Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association and By-laws of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association and By-laws of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

SECTION 5.03.                    Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders of ADSs, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in the Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders of ADSs (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its duties set forth in the Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class B Shares for deposit, any Holder of an ADS, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

SECTION 5.04.                    Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.                    The Custodian. The Depositary has, as of the date of the Deposit Agreement, appointed Citibank Europe plc as custodian and agent of the Depositary for the purpose of the Deposit Agreement. Custodians in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodians may resign and be discharged from their duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian which shall thereafter be Custodian hereunder. Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders of ADSs to do so, it may appoint a substitute or an additional custodian, which shall thereafter be Custodian hereunder. Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.                    Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Class B Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Class B Shares or other Deposited Securities.

The Depositary, at the Company’s expense, will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Class B Shares, and arrange for the distribution, at the Company’s expense, of copies thereof to all Holders of ADSs.

SECTION 5.07.                    Issuance of Additional Class B Shares, Etc. The Company agrees that in the event of any issuance of additional Class B Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Class B Shares or other Deposited Securities evidenced by ADSs, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover the issuance of such securities.

The Company agrees that it will obtain legal advice as to whether future issuances for cash of (1) additional Class B Shares, (2) rights to subscribe for Class B Shares, (3) securities convertible into or exchangeable for Class B Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Class B Shares (in each event other than as a dividend or distribution set forth above) are such as to make it necessary for a Registration Statement under the Securities Act covering such securities to be in effect. If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Class B Shares to prevent such issuance from being made in violation of the registration requirements of such Act.

The Company agrees with the Depositary that neither the Company nor any company, controlled by the Company will at any time deposit any Class B Shares, either upon original issuance or upon a sale of Class B Shares previously issued and reacquired by the Company or by any company under its control, unless the Company has furnished to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Swedish counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Sweden and (2) all requisite regulatory consents and approvals have been obtained in Sweden.

SECTION 5.08.                    Indemnification. The Company agrees to indemnify the Depositary against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by the Depositary, except for any liability or expense arising out of the negligence or bad faith of the Depositary, or (ii) by the Company or any of its agents.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

SECTION 5.09.                    ADS Fees and Charges. The Company, the Holders, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01.                    Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into Dollars), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder of ADSs at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby.

SECTION 6.02.                    Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.                    Counterparts. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of the Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.02.                    No Third Party Beneficiaries. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in the Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, and (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.03.                    Severability. In case any one or more of the provisions contained in the Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.                    Holders and Parties; Binding Effect. The Holders and Beneficial Owners of Receipts from time to time shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt evidencing their ADSs by acceptance thereof.

SECTION 7.05.                    Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Atlas Copco AB, 5-10523 Stockholm, Sweden, Attention: Finance Director, or to any other address which the Company may specify in writing.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission that shall not subsequently be confirmed by letter as aforesaid. Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.06.                    Governing Law. The Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Sweden (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Atlas Copco North America LLC (the “Agent”) now at 7 Campus Drive, Suite 200, Parsippany, New Jersey 07052 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Securities.

The provisions of this Section 7.06 shall survive any termination of the Deposit Agreement, in whole or in part.

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

SECTION 7.07.                    Swedish Law References. Any summary of Swedish laws and regulations and of the terms of the Company’s Articles of Association set forth in the Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s Articles of Association may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of the Deposit Agreement to update any such summaries.

SECTION 7.08.                    Amendment and Restatement. The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to the Deposit Agreement. All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, American Depositary Receipts issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement to all holders of American Depositary Shares outstanding as of the date hereof and (ii) inform holders of American Depositary Shares issued as Certificated ADSs and outstanding as of the date hereof that they have the opportunity, but are not required, to exchange their American Depositary Receipts for one or more ADR(s) issued pursuant to the Deposit Agreement.

Holders and Beneficial Owners of American Depositary Shares issued and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American Depositary Shares issued and outstanding as of the date hereof shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

SECTION 7.09.                    Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a)               Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b)              Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

IN WITNESS WHEREOF, ATLAS COPCO AB and CITIBANK, N.A. have duly executed this Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof.

ATLAS COPCO AB

By:
Name: Title:

CITIBANK, N.A.

By:
Name: Title:

EXHIBIT A

Number

AMERICAN DEPOSITARY SHARES
(EACH REPRESENTING
ONE CLASS B SHARE)

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED CLASS B SHARES OF

ATLAS COPCO AB

(Incorporated under the laws of Sweden)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), hereby certifies that ____________________ is the owner of ____________________ American Depositary Shares, representing deposited Class B shares or evidence of rights to receive Class B shares (“Class B Shares”), of Atlas Copco AB, a corporation organized under the laws of Sweden (the “Company”). At the date of the Deposit Agreement, each American Depositary Share represents one Class B Share deposited under the Deposit Agreement (as hereafter defined) with the Custodian which at the date of execution of the Deposit Agreement is Citibank Europe plc. The terms “deposit”, “surrender” or “delivery”, when used with respect to Class B Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under Swedish law to effect transfers of securities (which may but need not be Euroclear Sweden), and not to the physical transfer of certificates representing the Class B Shares.

(1)               The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of [DATE] (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs issued thereunder, each of whom by accepting an ADS agrees to (a) become a party thereto and becomes bound by all the terms and provisions of the Deposit Agreement and applicable ADR(s) and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Class B Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Class B Shares and held thereunder (such Class B Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by, and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Association and By-laws of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association and By-laws, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.  The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.11 of the Deposit Agreement.

(2)               Surrender of Receipts and Withdrawal of Class B Shares. Upon Delivery at the Principal Office of the Depositary of ADSs (and, if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts (as set forth in Section 5.09 and Exhibit B to the Deposit Agreement), and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by such ADS. Delivery of such Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

Upon satisfaction of each of the conditions specified above, the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.

(3)               Transfers of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts (and of the ADSs represented thereby) on its transfer books, upon any surrender of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York, and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts (and of the ADSs represented thereby) for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)               Liability for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities evidenced by any ADS or ADR, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner to the Depositary. The Depositary may refuse to effect any transfer of such ADS or ADR or any withdrawal of Deposited Securities represented by such ADS until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by such ADS or ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner hereof remaining liable for any deficiency.

(5)               Warranties on Deposit of Class B Shares. Each person depositing Class B Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.12 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(6)               ADS Fees and Charges. The Depositary shall charge the following fees:

(i)	ADS Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued under the terms of the Deposit Agreement;

(ii)	ADS Cancellation Fee: by any person for whom ADSs are being cancelled (e.g., a cancellation of ADSs for Delivery of deposited shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled;

(iii)	Cash Distribution Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements);

(iv)	Stock Distribution/Rights Exercise Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) stock dividends or other free stock distributions, or (b) an exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares);

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)	Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred; and

(viii)	ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa).

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes and other charges shall be deducted from the Foreign Currency;

(e)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(f)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees, and charges incurred prior to the effectiveness of such resignation or removal.

(7)               Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when, in the case of Certified ADSs, properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, this ADR has been properly endorsed or is accompanied by proper instruments of transfer.; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(8)               Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

(9)               Available Information; Ownership Restrictions. The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

Notwithstanding any other provision in the Deposit Agreement or any ADR, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable provisions of Swedish law and of the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner exceeding any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable provisions of Swedish law or of the Articles of Association of the Company. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this paragraph (9).

Dated:

Countersigned		CITIBANK, N.A., as Depositary

By:		By:
	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich St., New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(10)           Dividends and Distributions; Rights. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Custodian shall, subject to the provisions of Section 4.06 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall remit the amount thus received to the Depositary which shall distribute such amount to the Holders of ADSs entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash-distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of ADSs a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Sweden all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Whenever the Custodian shall receive any distribution other than cash or Class B Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of ADSs entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be practicable, the Depositary may, in consultation with the Company, adopt such method as it may deem practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Class B Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding ADSs entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs representing the number of Class B Shares received as such dividend or free distribution. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the number of Class B Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement. If additional ADSs are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Class B Shares distributed upon the Deposited Securities represented thereby.

Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. The Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of ADSs or in disposing of such rights on behalf of such Holders and making the net proceeds available in Dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)                 If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to Holders of ADSs by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)              If at the time of the offering of any rights the Depositary determines that it is not lawful or not practicable to make such rights available to holders of ADSs by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sale for account of the Holders of ADSs otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADSs, or otherwise.

If registration under the Securities Act of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of ADSs and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of ADSs unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such ADSs are exempt from registration under the provisions of the Securities Act.

(11)           Fixing of Record Date. Whenever any cash dividend or other cash distribution or any distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Class B Shares or other Deposited Securities, the Depositary will fix a record date (which shall be as near as practicable to the payment date for Class B Shares set by the Company, if any) for the determination of the Holders of ADSs who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of the Deposit Agreement.

(12)           Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Class B Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 and shall distribute to the Holders of record as of such record date a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company (and shall be governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part)), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Class B Shares or other Deposited Securities represented by their ADSs, and (c) a brief statement as to the manner in which such instructions may be given. The Company has informed the Depositary that, as of the date of the Deposit Agreement, a precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company and gives notice of this intention to attend the meeting, in person or by proxy, in each case, not later than a date specified in the notice convening the meeting. To enable Holders to satisfy these requirements, Holders of record will be entitled to deposit their ADSs in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Class B Shares to be registered in the Holder’s name and to give notice to the Company of the Holder’s intention to attend the meeting and to vote the Class B Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of ADSs who deposits his ADSs in a blocked account with the Depositary and who instructs a Custodian to register in the Holder’s name the equivalent underlying Class B Shares for the purpose of voting such Class B Shares at any meeting of holders of Class B Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Class B Shares in the name in which such Class B Shares were previously registered and to release to the Holder from the blocked account the ADSs representing such Class B Shares. Upon the instruction of a Holder of a ADSs on such record date, received on or before the date established by the Depositary for such purpose (and timely receipt of the applicable ADSs for blocking), the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Class B Shares or other Deposited Securities evidenced by such ADSs in accordance with the instructions set forth in such request.

The Depositary agrees not to vote the Class B Shares or other Deposited Securities evidenced by ADSs unless it receives instructions from the Holder of such ADSs.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(13)           Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new ADSs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, issue additional ADSs as in the case of a stock dividend on the Class B Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company’s expense, in writing to all Holders of ADSs.

(14)           Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders of ADSs at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of ADSs copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06 of the Deposit Agreement. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Exchange Act, such reports and communications shall be in English. The Depositary shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders of ADSs, provided that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Holders of ADSs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

(15)           Withholding; Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Class B Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Class B Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of ADSs entitled thereto in proportion to the number of ADS held by them respectively.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefits of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (e.g., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(16)           Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association and By-laws of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association and By-laws of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

(17)           Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act. The Depositary may at any time appoint a substitute or an additional custodian and the term “Custodian” shall also refer to such substitute or additional custodian.

(18)           Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into Dollars), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of an ADS at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender any ADS and receive therefor the Deposited Securities represented hereby.

(19)           Termination of Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(20)           Compliance with, and No Disclaimer under, U.S. Securities Laws. (a) Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b) Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(21)           Governing Law/Waiver of Jury Trial. The Deposit Agreement and this Receipt shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Sweden (or, if applicable, such other laws as may govern the Deposited Securities).

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement. Except as otherwise specified herein, any reference to ADSs herein includes Partial Entitlement ADSs, Full Entitlement ADSs, Certificated ADSs, Uncertificated ADSs, and Restricted ADSs.

I.	ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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(7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

II.	Charges

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Holders and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

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(v)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

The above fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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